                                As filed with the Securities and Exchange Commission on April 20, 2001

                                                                                                        Registration No. 333-_______
=======================================================================================================================================

                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        WASHINGTON, D.C. 20549
                                                           ----------------

                                                               FORM S-8
                                                     REGISTRATION STATEMENT UNDER
                                                      THE SECURITIES ACT OF 1933
                                                           ----------------

                                                            MEDIMMUNE, INC.
                                        (Exact name of registrant as specified in its charter)

            DELAWARE                             35 West Watkins Mill Road                           55-1555759
(State or other jurisdiction of                Gaithersburg, Maryland 20878                       (I.R.S. Employer
 incorporation or organization)     (Address of Principal Executive Offices) (Zip Code)         Identification No.)
                                                           ----------------

                                                     Employee Stock Purchase Plan
                                                       (Full Title of the Plan)
                                                           ----------------

                                                             David M. Mott
                                               Vice Chairman and Chief Executive Officer
                                                            MedImmune, Inc.
                                                       35 West Watkins Mill Road
                                                     Gaithersburg, Maryland 20878
                                                (Name and address of agent for service)

                                                          ------------------

                                     Telephone number, including area code, of agent for service:
                                                            (301) 417-0770

                                                    CALCULATION OF REGISTRATION FEE
=============================== =================== ===================== ===================== ====================
    Title of Each Class of                            Proposed Maximum      Proposed Maximum
          Securities                  Amount           Offering Price      Aggregate Offering        Amount of
       To Be Registered          To Be Registered        Per Share               Price           Registration Fee
------------------------------- ------------------- --------------------- --------------------- --------------------
------------------------------- ------------------- --------------------- --------------------- --------------------

Common Stock, $.01 par value
per share                           3,000,000            $37.34(1)           $112,020,000 (1)           $28,005
=============================== =================== ===================== ===================== ====================

(1)      Pursuant to Rule 457(h), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's common stock on the Nasdaq National Market on
         April 16, 2001.

                                                               STATEMENT

This Form S-8  Registration  Statement  is being filed with the  Securities  and Exchange  Commission  by  MedImmune,  Inc., a
Delaware corporation (the "Company"),  in order to register  3,000,000 shares of the Company's common stock, par value $.01 per share, issuable under the Company's Employee Stock Purchase Plan (the "Plan").

                                                                PART I

                                         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

                  Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.           Registrant Information and Employee Plan Annual Information.

                  Not filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

                                                                PART II

                                          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Commission are hereby incorporated by reference:

                  a)       The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

                  b)       The Registrant's Current Report on Form 8-K filed on January 25, 2001; and

                  c)       The description of the Company's Common Stock set forth under the caption  "Description of Capital Stock"
                           in the  Registrant's  registration  statement  on Form 8-A dated  April 4, 1991  pursuant  to Section 12 of the Securities  Exchange Act of 1934, as amended (the "Exchange  Act") including all amendments or reports filed with the Commission for the purpose of updating such description.

                  All other  documents  subsequently  filed by the Registrant  pursuant to Sections  13(a),  13(c), 14 and 15(d) of the Exchange Act prior to the filing of a  post-effective  amendment which indicates that all securities  offered  hereunder have been sold or which  deregisters all such securities  then remaining  unsold shall be deemed to be incorporated by reference in this
Registration Statement and be a part hereof from the date of filing of such documents.

                  Any statement  contained herein or in a document  incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration  Statement to the extent that a statement  contained herein or in any other  subsequently  filed document which also is or is deemed to be  incorporated  by reference  herein  modifies or supersedes such  earlier  statement.  Any  statement  so modified or  superseded  shall not be deemed,  except as so  modified or superseded,  to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Subsection  (a) of Section  145 of the  General  Corporation  Law of the State of Delaware  (the  "DGCL")
empowers a corporation  to  indemnify  any  person who was or is a party or who is  threatened  to be made a party to any threatened,  pending or completed action,  suit or proceeding,  whether civil,  criminal,  administrative  or investigative
(other than an action by or in the right of the  corporation) by reason of the fact that the person is or was a director,  officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director,  officer, employee or agent of another corporation,  partnership, joint  venture,  trust or other  enterprise,  against  expenses  (including  attorney's fees),  judgments,  fines and amounts  paid in settlement  actually and reasonably  incurred by the person in connection  with such action,  suit or proceeding if the person acted in good faith and in a manner the person reasonably  believed to be in or not opposed to the best interests of the corporation,  and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

                  Subsection  (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened,  pending or completed  action or suit by or in the right of the corporation to procure a  judgment  in its favor by reason of the fact that the  person  acted in any of the  capacities  set forth  above, against  expenses (including  attorney's  fees)  actually and  reasonably  incurred by the person in  connection  with the defense or  settlement of such action or suit if the person  acted in good faith and in a manner the person  reasonably  believed  to be in or not opposed to the best interests of the corporation,  and except that no  indemnification  shall be made in respect of any claim,  issue or matter as to which such person shall have been  adjudged to be liable to the  corporation  unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall  determine upon  application  that, despite the  adjudication of liability but in view of all the  circumstances  of the case,  such person is fairly and  reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  Section 145 of the DGCL further  provides that to the extent a present or former director or officer of a corporation has been  successful on the merits or otherwise in the defense of any action,  suit or proceeding  referred to in subsections  (a) and (b) of Section 145, or in defense of any claim, issue or matter therein,  such person shall be indemnified against expenses (including attorneys'  fees)  actually and  reasonably  incurred by such person in  connection  therewith;  that indemnification  provided for by Section 145 shall not be deemed  exclusive of any other rights to which the  indemnified  party may be  entitled;  the  indemnification provided for by Section 145 shall,  unless  otherwise  provided when authorized or ratified, continue as to a person who has ceased to be a director,  officer,  employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; and empowers the  corporation to purchase and maintain  insurance on behalf of any person who is or was a director,  officer,  employee or agent of the  corporation,  or is or was serving at the request of the corporation  as a  director,  officer,  employee or agent of another  corporation,  partnership,  joint venture,  trust or other enterprise  against any liability  asserted against such person and incurred by such person in any such capacity,  or arising out of such person's  status as such,  whether or not the  corporation  would have the power to indemnify such person against such liabilities  under Section 145. Section IX of the Company's  By-laws provides that the Company shall indemnify its directors and officers to the extent permitted by Delaware law.

                  Section 145(g) of the DGCL  provides,  in general,  that a corporation  shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the  corporation  against any liability  asserted against the person in any such capacity,  or arising out of the person's  status as such,  whether or not the  corporation  would have the power to indemnify  the person  against such  liability  under the  provisions  of the law. The Company  provides liability  insurance  for its directors and officers  which provides for coverage  against loss from claims made against  directors and officers in their capacity as such, including liabilities under Securities Act of 1933, as amended.

                  Section  102(b)(7) of the DGCL provides that a certificate of  incorporation  may contain a provision  eliminating or limiting the personal  liability of a director to the  corporation  or its  stockholders  for monetary  damages for breach of fiduciary duty as a director,  provided  that such  provision  shall not eliminate or limit the liability of a director (i) for any breach of the director's  duty of loyalty to the  corporation  or its  stockholders,  (ii) for acts or omissions  not in good faith or which  involve intentional  misconduct or a knowing  violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal  benefit.  Article EIGHTH of the Company's  Certificate of
Incorporation  limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  The following documents are filed as Exhibits hereto:

  Exhibit            Description                                                         Sequentially Numbered
  Number                                                                                       Page No.
  4.1                Employee Stock Purchase Plan                                               Page  6
  5.1                Opinion and Consent of Dewey Ballantine LLP with respect to                Page 12
                     the legality of the securities being registered
  23.1               Consent of Dewey Ballantine LLP (contained in their opinion                  --
                     filed herewith as Exhibit 5.1)
  23.2               Consent of PricewaterhouseCoopers LLP                                      Page 13
  24.1               Power of Attorney of directors and certain officers of the                   --
                     Company (included in Signature Page)

Item 9.           Undertakings.

                  a)       The undersigned registrant hereby undertakes:

                           (1)      To file,  during any period in which offers or sales are being made, a post-effective  amendment to this registration statement:

                                    (i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                                    (ii)    To reflect in the  prospectus  any facts or events  arising after the effective date of the registration  statement  (or the  most  recent  post-effective  amendment  thereof)
                                            which, individually  or in the aggregate,  represent a fundamental  change in the information set forth in the  registration  statement.  Notwithstanding  the  foregoing, any increase or decrease in volume of securities  offered (if the total dollar value of securities  offered would not exceed that which was  registered)  and any deviation from the low or high and of the  estimated  maximum  offering  range may be reflected in the form of  prospectus  filed with the  Commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in volume and price  represent  no more than a 20 percent change in the maximum  aggregate  offering price  set  forth  in  the  "Calculation  of
                                            Registration  Fee"  table  in  the  effective registration statement;

                                    (iii)   To  include  any  material  information  with  respect  to the  plan  of  distribution not previously  disclosed  in  the  registration  statement  or any  material  change to  such information in the registration statement;

                           (2)      That, for the purpose of  determining  any liability  under the  Securities Act of 1933,  each such post-effective  amendment  shall be  deemed  to be a new  registration  statement  relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)      To remove from  registration  by means of a  post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.

                  b)       The  undersigned  registrant  hereby  undertakes  that, for purposes of determining  any liability under the Securities Act of 1933, each filing of the  Registrant's  annual report pursuant to Section 13(a) or
                           Section 15(d)  of the  Securities  Exchange  Act of 1934  that is  incorporated  by  reference  in the
                           Registration Statement shall be deemed to be a new  registration  statement  relating to the securities offered therein, and the  offering  of such  securities  at that time shall be deemed to be the  initial bona fide  offering thereof.

                  c)       Insofar as  indemnification  for  liabilities  arising under the  Securities Act of 1933 may be permitted to directors,  officers and  controlling  persons of the registrant  pursuant to the foregoing provisions, or otherwise,  the registrant  has been advised that in the opinion of the  Securities and
                           Exchange  Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the  event  that a claim for  indemnification  against  such  liabilities
                           (other  than the  payment  by the registrant of expenses  incurred or paid by a director,  officer or controlling  person of the registrant in the  successful  defense of any  action,  suit or  proceeding)
                           is  asserted  by such  director,  officer or controlling  person in connection with the securities being registered,  the registrant will, unless in the opinion  of its  counsel  the  matter  has been  settled by  controlling  precedent,  submit  to a court of appropriate  jurisdiction  the  question  whether such indemnification  by it is against  public  policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                              SIGNATURES

The Registrant.  Pursuant to the  requirements of the Securities Act of 1933, the Registrant  certifies that it has reasonable grounds to believe that it meets all of the  requirements for filing on Form S-8 and has duly caused this  Registration  Statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Gaithersburg,  State of Maryland, on the
20th day of April, 2001.

                                                     MEDIMMUNE, INC.

                                                     By: /s/ David M. Mott
                                                     David M. Mott
                                                     Vice Chairman and Chief Executive Officer

                                                           POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE  PRESENTS,  that each of the persons whose names appear below  constitute and appoint
David M. Mott and  Gregory S.  Patrick,  and each of them,  as his or her true and  lawful  attorney-in-fact  and  agent,  with full power of substitution  and  resubstitution,  for him or her and in his or her name,  place and stead, in any and all capacities,  to execute any and all amendments to this Registration  Statement,  and to file the same,  together with all exhibits thereto,  and other documents in connection therewith, with the Securities and Exchange Commission,  and such other agencies,  offices and persons as may be required by applicable  law,  granting  unto said  attorney-in-fact  and agent,  full power and  authority to do and perform each and every act and thing  requisite or necessary  to be done in and about the  premises,  as fully to all intents and purposes as he or she might or could do in person,  hereby  ratifying and  confirming all that each said  attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the  requirements  of the  Securities  Act of 1933,  this  Registration  Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                      Capacity                                 Date
               ---------                                      --------                                 ----

/s/ Wayne T. Hockmeyer, Ph.D.            Chairman and Director                               April 20, 2001
    Wayne T. Hockmeyer, Ph.D.

/s/ David M. Mott                        Vice Chairman and Chief Executive Officer and       April 20, 2001
    David M. Mott

/s/ Melvin D. Booth                      Director (Principal Executive Officer)
    Melvin D. Booth                      President and Chief Operating Officer and Director  April 20, 2001

/s/ Franklin H. Top, Jr., M.D.           Executive Vice President, Medical Director and      April 20, 2001
    Franklin H. Top, Jr., M.D.           Director

/s/ M. James Barrett, Ph.D.              Director                                            April 20, 2001
    M. James Barrett, Ph.D.

/s/ James H. Cavanaugh, Ph.D             Director                                            April 20, 2001
    James H. Cavanaugh, Ph.D.

/s/ Lawrence C. Hoff                     Director                                            April 20, 2001
    Lawrence C. Hoff

/s/ Gordon S. Macklin                    Director                                            April 20, 2001
    Gordon S. Macklin

/s/ Barbara Hackman Franklin             Director                                            April 20, 2001
    Barbara Hackman Franklin

/s/ Gregory S. Patrick                   Senior Vice President and Chief Financial Officer   April 20, 2001
    Gregory S. Patrick                   (Principal Financial and Accounting Officer)